Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated 14 March 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sint-Stevens-Woluwe, 14 November 2016

PricewaterhouseCoopers Bedrijfsrevisoren BCVBA

Represented by

/s/Koen Hens
Koen Hens Bedrijfsrevisor